EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Agreement dated as of the 29th day of January 2008, by and among Global Roaming Distribution, Inc., a Florida corporation having its offices at 1021 Ives Dairy Road, Suite 216, Miami, FL 33179 (the “Company”),  and Global Roaming, Inc., d/b/a CelTrek, a Nevada corporation having its offices at 20801 Biscayne Blvd., Suite 101, Miami, FL 33180 (“GRI”).

WITNESSETH:

WHEREAS, GRI is the holder of Two Million (2,000,000) shares of the common stock of Cubic Telecom, an Irish company (“Cubic”);

WHEREAS, subject to the terms and conditions hereof, GRI desires to sell, transfer and assign to the Company, and the Company desires to purchase from GRI, Two Million (2,000,000) shares of Cubic common stock owned by GRI (the “Cubic Shares”) in consideration for shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Shares” or “Series A Preferred Stock”);

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

ARTICLE I
EXCHANGE OF SHARES

1.1           Issuance of Shares by the Company. On and subject to the conditions set forth in this Agreement, the Company will issue to GRI or its designees in such amounts as stated opposite their respective names on Exhibit A to this Agreement attached hereto, in exchange for the Cubic Shares, Eight Million (8,000,000) shares of Series A Convertible Preferred Stock.  The Shares to be issued to GRI shall have a stated value and such other designations, as set forth in Exhibit B to this Agreement attached hereto.

1.2           Transfer of Cubic Shares by GRI. On and subject to the conditions set forth in this Agreement, the GRI will transfer to the Company Two Million (2,000,000) of its shares of Cubic common stock in exchange for the Shares.

1.3           Conversion of Series A Preferred Stock.  Each Share issued to GRI pursuant to Article I of this Agreement shall be entitled to Ten (10) votes and shall be convertible into Ten (10) shares of common stock of the Company upon the occurrence of Cubic attaining Thirty Million Dollars ($30,000,000) in any consecutive twelve (12) month period, and GRI or Cubic (or any of their designees) investing One Million Dollars ($1,000,000) into the Company to be used for research and development of related business technology.

1.4           Closing. The issuance of the Shares to GRI and the transfer of the Cubic Shares to the Company will take place at a closing (the “Closing”) to be held at the office of Sichenzia Ross Friedman Ference, LLP, 61 Broadway, 32nd Floor, New York, New York 10006, as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Sections 5 and 6 of this Agreement (the “Closing Date”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF GRI

2.1           Organization and Good Standing. GRI is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate power, authority and capacity to carry on its business as presently conducted.

2.2           Authority.

(a)           The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of GRI.

(b)  The execution of this Agreement and the delivery hereof to GRI and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by GRI’s Board of Directors having full power and authority to authorize such actions.

(c)           GRI has full power and authority to sell and transfer the Cubic Shares to the Company without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person including, but not limited to, other stockholders of Cubic.  The Cubic Shares have been validly issued, are fully paid and non-assessable, and are owned beneficially and of record by GRI free and clear of all liens, pledges, encumbrances, security agreements, equities, options, claims, charges and restrictions of any nature whatsoever, except any restrictions under applicable securities laws, and GRI has not previously entered into any agreement or commitment for the sale of all or part of the Cubic Shares or otherwise conveyed or encumbered GRI’s interest (voting or otherwise) with respect to the Cubic Shares.  GRI has the unqualified right to sell, assign, and deliver the Cubic Shares, and, upon consummation of the transactions contemplated by this Agreement, the Company will acquire good and valid title to the Cubic Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(d)           This Agreement and any other agreement executed by GRI in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of GRI, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

2.3           Conflicts; Consents of Third Parties.

(a)           GRI is not a party to or bound by any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Company according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the Company according to the terms of this Agreement may be prohibited, prevented or delayed.

(b)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of Cubic, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Cubic or GRI is a party to or by which Cubic or GRI is bound.

2.4	Acquisition of Series A Preferred Stock.

(a)           GRI understands that the Shares have not been registered with the United States Securities and Exchange Commission (the “SEC”) or any state or foreign securities agencies.

(b)           GRI is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.  GRI acknowledges that it must bear the economic risk of this investment indefinitely, unless the the Shares are subsequently registered pursuant to the Securities Act of 1933, as amended (the “Act”), or an exemption from registration is available.  GRI understands that the Company has no present intention of registering the Shares.

(c)           GRI is not an underwriter and is acquiring the Shares for the GRI’s own account for investment only and not with a view towards distribution thereof within the meaning of the Act, the state securities laws and any other applicable laws.

(d)           GRI has the capacity to protect its interests in connection with the transactions contemplated hereby as a result of its business or financial expertise.

(e)           The Shares acquired herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company and/or the prior opinion of legal counsel that is reasonably acceptable to the Company that such disposition will not violate federal and/or state securities laws.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gifting, and any form of conveying, whether voluntary or not.

(f)           To the extent that any federal, and/or state securities laws shall require, GRI hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets.

(g)           Neither the Company nor GRI is under an obligation to register or seek an exemption under any federal, state or foreign securities acts for any Company stock or to cause or permit such stock to be transferred in the absence of any registration or exemption and that GRI herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available.

(h)           GRI has had the opportunity to ask questions of the Company and receive additional information from the Company to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company.  Further, GRI has been given or has had access to: (1) all material books and records of the Company; (2) all material contracts and documents relating to the Company and this proposed transaction; and (3) an opportunity to question the Company and the appropriate executive officers of the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1	Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

3.2	Authority.

(a)           The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Company.

(b)           The execution of this Agreement and the delivery hereof to GRI and the GRI Shareholders and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Company’s Board of Directors having full power and authority to authorize such actions.

3.3	Capitalization; Shares.

(a)           The Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the Shares to GRI is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(2) and Rule 506 promulgated thereunder or under Regulation D.

(b)           The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 164,730,800 shares are presently outstanding. Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

3.4  SEC Documents. The Company is registered pursuant to Section 12 of the Exchange Act and it is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  None of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

3.5	Conflicts; Consents of Third Parties.

(a)  The execution and delivery of this Agreement, the acquisition of the GRI Shares by the Company and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Company and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company is a party or by which it is bound.

(b)  No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company with any of the provisions hereof or thereof.

3.6  Litigation. There are no Legal Proceedings pending or, to the best knowledge of the Company, threatened that are reasonably likely to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated hereby.

3.7           Reliance by Shareholders.  The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company.  Shareholders of the Company may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3.8           Acquisition of Cubic Shares.

(a)           The Company understands that the Cubic Shares have not been registered with the SEC or any state or foreign securities agencies.

(b)           The Company is capable of evaluating the merits and risks of its investment in Cubic and has the capacity to protect its interests.  The Company acknowledges that it must bear the economic risk of this investment indefinitely, unless the Cubic Shares are subsequently registered pursuant to the Securities Act of 1933, as amended (the “Act”), or an exemption from registration is available.  The Company understands that Cubic has no present intention of registering the Shares.

(c)           The Company is not an underwriter and is acquiring GRI’s Cubic  Shares for the Company’s own account for investment only and not with a view towards distribution thereof within the meaning of the Act, the state securities laws and any other applicable laws.

(d)           The Company has the capacity to protect its interests in connection with the transactions contemplated hereby as a result of its business or financial expertise.

           (e)           The Cubic Shares acquired herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of Cubic and/or the prior opinion of legal counsel that is reasonably acceptable to Cubic that such disposition will not violate federal and/or state securities laws.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gifting, and any form of conveying, whether voluntary or not.

           (f)           To the extent that any federal, and/or state securities laws shall require, the Company hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets.

           (g)           Neither Cubic nor GRI is under an obligation to register or seek an exemption under any federal, state or foreign securities acts for any Cubic stock or to cause or permit such stock to be transferred in the absence of any registration or exemption and that the Company herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available.

           (h)           The Company has had the opportunity to ask questions of Cubic and GRI and receive additional information from Cubic and GRI to the extent that Cubic and GRI possessed such information or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in Cubic.  Further, the Company has been given or has had access to: (1) all material books and records of Cubic; (2) all material contracts and documents relating to Cubic and this proposed transaction; and (3) an opportunity to question GRI and the appropriate executive officers of Cubic.

ARTICLE IV
CLOSING DELIVERIES

4.1           Deliveries by Company.  Within five (5) business days of the Closing Date, the Company shall deliver or cause to be delivered to GRI a certificate registered in the name of GRI or its designees representing the number of shares of Series A Preferred Stock as set forth on Exhibit A.

4.2           Deliveries by GRI.  On the Closing Date, GRI shall deliver or cause to be delivered to the Company the certificate representing GRI’s shares in Cubic common stock.

ARTICLE V
CONDITIONS TO CLOSING

5.1           Conditions to the Obligation of GRI to Close.  The obligations of GRI under this Agreement are subject to the satisfaction of the following conditions unless waived by GRI:

(a)   Representations and Warranties.  On the Closing Date, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and GRI shall have received a certificate of the Company to such effect and as to any other matters set forth in this Agreement.

(b)   No Material Adverse Change.  No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c)    Designation of Series A Preferred Stock.  Promptly after  closing, the Company shall file with the Secretary of State of Florida an amendment to its Articles of Incorporation designating a class of Series A Preferred Stock subject to the preferences, rights, and limitations as described in a Form of Articles of Amendment attached hereto as Exhibit B.

5.2           Conditions to the Obligation of the Company to Close.  The obligations of the Company under this Agreement are subject to the satisfaction of the following conditions unless waived by the Company:

(a)   Representations and Warranties.  On the Closing Date, the representations and warranties of GRI shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and GRI shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of the Company to such effect.

(b)   No Material Adverse Change.  No Material Adverse Change in the business or financial condition of GRI shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

ARTICLE VI
MISCELLANEOUS

6.1           Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

6.2           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.3              Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

6.4           Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

6.5           Survival of Representations and Warranties.  The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

6.6           Severability.  If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement the day and year first above written.

GLOBAL ROAMING, INC.

By:	/s/ Yakov Sarousi

GLOBAL ROAMING DISTRIBUTION, INC.

By:	/s/ Jenny Callicott

Exhibit A

List of GRI Designees to be Issued GRDB Shares

1.  Yakov SAROUSI – 50% Shareholder of GRI
2   Michael THALER – 50% Shareholder of GRI

Exhibit B

Articles of Amendment to the Articles of Incorporation